Exhibit 10.1

BROOKS AUTOMATION, INC.
2017 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose

The Brooks Automation, Inc. 2017 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby eligible employees of Brooks Automation, Inc. (the “Company”) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.01 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.	Eligible Employees

(a)All employees (within the meaning of Section 3401(c) of the Code) of the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

(b)For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

(c)For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a participating subsidiary. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3) month period.

3.Stock Subject to the Plan

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 1,250,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined herein) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

Exhibit 10.1

4.Offering Periods and Stock Options

(a)The time periods during which payroll deductions will be accumulated under the Plan shall consist of six month periods (“Offering Periods”), commencing on the first day of each Offering Period (“Offering Commencement Date”) and ending on the last day of the Offering Period (“Offering Termination Date”). The first Offering Period shall commence on August 1, 2017 and end on January 1 31, 2018. Each Offering Period includes only regular pay days falling within it.

(b)On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

(c)For purposes of this Plan, the term “fair market value” on any date means, if the Common Stock is listed on a national securities exchange or on any tier of the Nasdaq Market, the average of the high and low sales prices of the Common Stock on such date on such exchange or as reported on the Nasdaq Market or, if the Common Stock is traded in the over-the-counter securities market, but not on a national securities exchange or the Nasdaq Market, the average of the high and low bid quotations for the Common Stock on such date, each as published by such exchange or market. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the average of the high and low sales prices of the Common Stock on the immediately preceding business day on which shares of Common Stock are traded.

(d)For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the Nasdaq Market or on a national securities exchange on which the Common Stock is listed.

(e)No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

Exhibit 10.1

5.Exercise of Option

Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 2,000 shares of Common Stock on any Offering Termination Date. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6.	Authorization for Entering Plan

(a)An eligible employee may enter the Plan by filling out, signing and delivering to an authorized representative of the Human Resources Department of the Company an authorization (“Authorization”):

(i)stating the amount to be deducted regularly from his or her pay;

(ii)authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan; and

(iii)specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Article 11 hereof.

Such Authorization must be received by an authorized representative of the Human Resources Department of the Company at least ten (10) business days before an Offering Commencement Date.
(b)The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

(c)Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to an authorized representative of the Human Resources Department of the Company a new Authorization. Such new Authorization must be received by an authorized representative of the Human Resources Department of the Company at least ten (10) business days before the date of such next Offering Commencement Date.

7.Allowable Payroll Deductions

An employee may authorize payroll deductions in any whole percentage amount up to but not more than ten percent (10%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be one percent (1%) of his or her base pay but in no event less than ten dollars ($10); and provided further that the maximum percentage shall be reduced to meet the

Exhibit 10.1

requirements of Section 4(e) hereof. Base pay means regular straight-time earnings, excluding payments for overtime, commissions, bonuses, and other special payments. During unpaid leaves of absence approved by the Company meeting the requirements of Sections 421 and 423 of the Code, a participant may continue participation in the Plan by making cash payments to the Company on the participant’s normal payday equal to the participant’s authorized payroll deduction.

8.	Unused Payroll Deductions

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.	Change in Payroll Deductions

Deductions may not be increased or decreased during an Offering Period.

10.	Withdrawal from the Plan

(a)An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan by delivering a written notice to an authorized representative of the Human Resources department of the Company (“Withdrawal Notice”) no later than the Offering Termination Date (subject to such administrative procedures as the Company may reasonably impose), in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

(b)If an employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date.

11.Issuance of Stock

As soon as reasonably practicable after each Offering Period, the Company will arrange for the delivery to each participant the shares of Common Stock purchased upon exercise of the participant’s option in either certificated or non-certificated (book entry) form. The Committee (as defined in Section 19(a) below) may permit or require that the shares be deposited directly into a share account established in the name of the participant with a stock broker or other financial services firm designated by the Company (“Designated Broker”) and may require that the share of Common Stock be retained with such Designated Broker for a specified period of time.

12.	No Transfer or Assignment of Employee’s Rights

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 14 in the event of an employee’s death.

Exhibit 10.1

13.	Termination of Employee’s Rights

(a)An employee’s rights under the Plan will terminate when he or she ceases to be an eligible employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for more than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b)If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

14.Death of Participant

In the event of the death of a participating employee, the Company shall deliver any shares of Common Stock and/or cash in the employee’s account to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate.

15.	Termination, Amendments and Other Changes to the Plan

(a)The Plan may be terminated at any time by the Company’s Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

(b)The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the corporations or class of corporations whose employees are eligible to receive options under the Plan.

(c)Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Committee shall be entitled to: change the Offering Periods; establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; permit payroll withholding in excess of the amount designed by a participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections; establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s base pay; adopt Offering Periods or sub-plans applicable to particular participating subsidiaries of the Company or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code; and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable that are consistent with the Plan.

Exhibit 10.1

16.Limitations of Sale of Stock Purchased Under the Plan

Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, may sell Common Stock purchased under the Plan at any time provided that such sale qualifies for an exemption from Section 16(b) under Rule 16b-3, or otherwise does not give rise to Section 16(b) liability. Notwithstanding the foregoing, because of certain Federal tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17.	Company’s Payment of Expenses Related to Plan

The Company will bear all costs of administering and carrying out the Plan.

18.	Participating Subsidiaries

The term “participating subsidiaries” shall mean any subsidiary of the Company (within the meaning of Section 424(f) of the Code) which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

19.	Administration of the Plan

(a)The Plan shall be administered by the Human Resources and Compensation Committee of the Company’s Board of Directors or such other committee designated by the Company’s Board of directors (the “Committee”).

(b)The Committee shall have full discretionary authority and control over the operation and administration of the Plan, including the right to: construe and interpret the Plan and any agreement entered into under the Plan; remedy any ambiguity or inconsistency, and supply any omission; establish, amend or waive rules and regulations for the Plan’s administration; and, subject to applicable law and Section 423 of the Code, delegate any of its powers or duties to a subcommittee or one or more officers or employees. All decisions of the Committee shall be final and binding upon all persons.

(c)With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

(d)Annually, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, and the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions.

(e)No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company

Exhibit 10.1

shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

(f)In lieu of written/paper instruments or communications (including the Authorization), the Company may use or require participants to use electronic or paperless forms of instruments or communication, including an automated or web-based system operated by a third-party vendor.

20.Optionees Not Stockholders

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

21.	Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.	Governmental Regulation

(a)The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

(b)In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.Transferability

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24.	Effect of Changes of Common Stock

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

Exhibit 10.1

25.	Merger or Consolidation

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.	Withholding of Additional Federal Income Tax

The Company will undertake such withholding in connection with the Plan as it determines is appropriate, in its sole discretion.

27.	Equal Treatment

Notwithstanding any provision herein to the contrary, all Participants participating in any Offering Period shall have equal rights and privileges except as provided in Section 423(b)(5) of the Code.

28.	Approval of Stockholders

The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.
Date of Approval by the Board of Directors or Human Resources and Compensation Committee: November 9, 2016.
Date of Approval by the Stockholders: February 8, 2017.